Exhibit 99.77(q)


ITEM 77Q Exhibits

(a)(1) Certificate of Amendment of Declaration of Trust and Redesignation of Series (name change for ING Large Cap Value Fund, formerly, ING Equity Dividend
Fund) effective May 18, 2012 - Filed as an exhibit to Post-Effective Amendment No. 113 to the Registrant's Registration Statement Form on N-1A filed on July 27, 2012 and incorporated herein by reference.

(a)(2) Amended Establishment and Designation of Series and Classes of Shares of Beneficial Interest, Par Value $0.01 per share effective January 9, 2013 to establish Class O shares of ING Large Cap Fund - Filed herein.

(e)(1) Interim Sub-Advisory Agreement between ING Investments, LLC and ING Investment Management Co. LLC on behalf of ING Value Choice Fund effective November 30, 2012 - Filed herein.